EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

of

SINGLEPOINT INC.

ARTICLE I—OFFICES

Section 1.1 Office

The address of the registered office of Singlepoint Inc. (hereinafter called the “Corporation”) in the State of Nevada shall be located at either (i) the principal place of business of the Corporation in the State of Nevada or (ii) the office of the Corporation or individual acting as the Company’s registered agent in Nevada. The Corporation may have other offices, both within and without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require. The registered office may be changed by resolution of the Board of Directors to another location within the State of Nevada.

Section 1.2 Books and Records

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II—STOCKHOLDERS

Section 2.1 Annual Meeting

(a) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at a location, either within or without the State of Nevada, and at such time each year as designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The Board of Directors may adopt guidelines and procedures governing the participation of stockholders and proxy holders not physically present at a meeting of stockholders by means of remote communication.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

(i) To be properly brought before an annual meeting, business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder in accordance with Sections 2.1(b)(ii)-(iv) and Section 2.1(c)-(e) below.

(ii) For business to be properly brought before an annual meeting by a stockholder, (A) the stockholder must have been a stockholder of record at the time of giving the notice provided for in this Section 2.1, (B) the stockholder must be a stockholder on the record date for the determination of stockholders entitled to vote at the annual meeting, (C) the stockholder must be entitled to vote at the meeting, (D) the stockholder must have given timely notice thereof, pursuant to this Section 2.1, in writing to the Secretary of the Corporation, and (E) such business must be a proper matter for stockholder action under Nevada Chapter 78 of the Nevada Revised Statutes (the “NRS”).

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(iii) Any notice given by the stockholder pursuant to this Section 2.1 shall set forth:

(A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other proposing persons;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;

(D) a representation that each proposing person shall notify, as promptly as practicable, the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date of the meeting; and

(E) as to each person whom the stockholder proposes to nominate for election as a director, (x) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.1 if such proposed nominee were a proposing person, (y) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (z) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any proposing person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities acting in concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the proposing persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (aa) a completed and signed questionnaire, representation and agreement as provided herein.

(iv) To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not later than the later of the close of business on the one hundred twentieth (120th) day prior to such annual meeting and the tenth (10th) day following the day on which notice of the date of such meeting is first given to the stockholders, and not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting.

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(c) To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.1) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire (in the form prepared by the Corporation, which shall be provided by the Secretary upon request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 (including, without limitation, Section 2.1(c)) shall be eligible to serve as directors upon a vote at an annual meeting and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.1. In the event that a stockholder who has given notice otherwise in compliance with this Section 2.1 does not appear at the annual meeting to present the nominee or proposed business, as applicable, such nominee shall not be eligible to serve as director upon a vote at such annual meeting or such business shall not be transacted, as the case may be.

(e) For purposes of these Amended and Restated Bylaws (as amended from time to time, these “Bylaws”):

(i) To “beneficially own” or “beneficially owned” shall mean beneficial ownership as defined in Rule 13d-3 under the Exchange Act, provided, however, that any Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such proposing person has a right to acquire beneficial ownership at any time in the future; and

(ii) A “proposing person” shall mean (A) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (B) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (C) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

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Section 2.2 Special Meetings

(a) Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the chairman, the Board of Directors, the president, the chief executive officer, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting and shall be held at such place, either within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President of the Corporation. No business may be transacted at such special meeting otherwise than specified in such request. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) days and not more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.3 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c) Subject to Sections 3.1 and 3.2 hereof, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the requirements set forth below. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, only if (i) such stockholder delivers a notice as described in Section 2.1 of these Bylaws to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which notice is first given to the stockholders of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, and not earlier than the close of business on the one hundred twentieth (120th) day prior to such meeting, and (ii) such stockholder delivers the questionnaire and the written representation and agreement as described in Section 2.1(c) above.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors upon a vote at a special meeting called for such purpose, and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. In the event that a stockholder who has given notice otherwise in compliance with this Section 2.2 does not appear at the special meeting to present the nominee or proposed business, as applicable, such nominee shall not be eligible to serve as director upon a vote at such special meeting or such business shall not be transacted, as the case may be.

Section 2.3 Notice of Meetings

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the laws of the State of Nevada or the Corporation’s Restated Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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Section 2.4 Quorum

Except as otherwise required by law, the Articles of Incorporation, or these Bylaws the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Articles of Incorporation, these Bylaws, or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than sixty (60) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that could have been transacted at the original meeting.

Section 2.5 Organization

If the persons designated in these Bylaws to conduct meetings of the stockholders are unavailable, the Board of Directors may designate the person to call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6 Conduct of Business

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, Sections 2.1 and 2.2 above), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

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Section 2.7 Voting.

(A) Each stockholder shall, at each meeting of stockholders, be entitled to vote, in the manner prescribed by the Corporation’s Articles of Incorporation, in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 7.3 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii) if no such record date shall have been so fixed, then (a) at the close of business on the business day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the business day next preceding the day upon which the meeting shall be held.

(B) Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the NRS.

(C) At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in the Articles of Incorporation, in these Bylaws, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. Every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

Section 2.8 Proxies

Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder unless otherwise provided by law or the Articles of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for the stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, delivered in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after six (6) months from the date of its execution, unless the proxy expressly provides for a longer period, not to exceed seven (7) years.

A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of such proxy, unless, and only as long as, it is coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of Section 78.355 of the NRS, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

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If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law, the Articles of Incorporation, or these Bylaws.

Section 2.9 Stockholder List

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.10 Action by Written Consent

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may, if such action has been earlier approved by the Board, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.11 Exchange Act

Notwithstanding the foregoing provisions of Sections 2.1 and 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.1 and 2.2; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Sections 2.1 or 2.2, and compliance with Sections 2.1 and 2.2 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Section 2.1(b)(iv), business other than stockholder proposals brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in these Bylaws shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the stockholders to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

Section 2.12 Inspectors of Election.

Prior to each meeting of stockholders, the Chairman of such meeting shall appoint an inspector(s) of election to act with respect to any vote. Each inspector of election so appointed shall first subscribe an oath faithfully to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of such inspector of election’s ability. Such inspector(s) of election shall decide upon the qualification of the voters and shall certify and report the number of shares represented at the meeting and entitled to vote on any question, determine the number of votes entitled to be cast by each share, shall conduct the vote and, when the voting is completed, accept the votes and ascertain and report the number of shares voted respectively for and against each question, and determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such inspector(s) of election. Reports of inspector(s) of election shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspector(s) of election need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector(s) of election on any question other than a vote for or against a proposal in which such officer shall have a material interest. The inspector(s) of election may appoint or retain other persons or entities to assist the inspector(s) of election in the performance of the duties of the inspector(s) of election.

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ARTICLE III—BOARD OF DIRECTORS

Section 3.1 Number; Term of Office; Resignation

The number of authorized directors shall from time to time be set by resolution of the Board of Directors. Each of the directors of the Corporation shall hold office for the full term and until his successor shall have been duly elected and shall qualify, or until his earlier death or disqualification, or until he shall resign or shall have been removed in the manner hereinafter provided. A director need not be a resident of the state of Nevada or a stockholder of the Corporation.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified.

The resignation of a director shall be in writing or by electronic transmission and shall be effective the later of the time designated in the resignation or when:

(a) Hand-delivered to the president, secretary, or chairman of the Corporation;

(b) Received when sent by facsimile at the published facsimile number of the Corporation;

(c) Received when scanned and sent by email at the published email address of the Corporation, its president, secretary, or chairman;

(d) The next business day after same has been deposited with a national overnight delivery service, shipping prepaid, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation, with next-business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or

(e) Three business days after mailing if mailed postage prepaid from within the continental United States by registered or certified mail, return receipt requested, addressed to the published address of the principal executive offices of the Corporation, the president, the secretary or the chairman of the Corporation.

Section 3.2 Vacancies

Unless otherwise restricted by the Articles of Incorporation, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

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Section 3.3 Regular Meetings

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.4 Special Meetings

Special meetings of the Board of Directors (i) may be called by the chairman of the board or chief executive officer and (ii) may be called by the chief executive officer or secretary on the written request of two directors or the sole director, as the case may be, and shall be held at such place, on such date and at such time as they or (s)he shall fix. Notice of the place, date and time of each such special meeting shall be given by each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by electronic transmission not less than twenty four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.5 Quorum

At any meeting of the Board of Directors, a majority of the total number of the whole board shall constitute a quorum for all purposes. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.6 Participation in Meetings by Conference Telephone

Members of the Board of Directors or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.7 Conduct of Business

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

Meetings of the Board shall be presided over by the Chairman, if any, or in his or her absence, by the vice chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, or in the absence of the foregoing persons, by a chairman chosen at the meeting. The Secretary shall act as the secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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Section 3.8 Powers

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To borrow money and incur indebtedness for the purposes of the Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, and securities therefor;

(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(f) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

(g) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(h) To adopt from time to time such insurance, retirement and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(i) To conduct, manage, and control the affairs and business of the Corporation, and make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation, or these Bylaws, as it may deem best.

Section 3.9 Compensation of Directors

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 3.10 Loans

The Corporation shall not, either directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof), or control person, but may lend money to and use its credit to assist any employee, excluding such executive officers, directors or other control persons of the Corporation or of a subsidiary, if such loan or assistance benefits the Corporation.

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Section 3.11 Written Consent In Lieu of Meeting

Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent shall be signed by all members of the Board of Directors or committee and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

ARTICLE IV—COMMITTEES

Section 4.1 Committees of the Board of Directors

The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any other provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V—OFFICERS

Section 5.1 Generally; Term; Resignation

The officers of the Corporation shall consist of a chief executive officer, president, chief financial officer and/or treasurer, one or more vice-presidents, a secretary, and such other subordinate officers as may from time to time be appointed by the Board of Directors. The Corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. The resignation of an officer shall be in writing and shall be effective the later of the time designated in the resignation or as provided in Section 3.1 above. Any two or more offices may be held by the same person.

Section 5.2 Powers and Duties of Executive Officers.

The officers of the Corporation shall have such powers and duties in the management of the Corporation as ay be prescribed by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

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Section 5.3 Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the vote of the majority of the directors present at any meeting in which a quorum is present, or pursuant to Section 3.11 of these Bylaws.

Section 5.4 Delegation of Authority

The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.5 Removal

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.6 Action with Respect to Securities of Other Corporation

Unless otherwise directed by the Board of Directors, the chief executive officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation. The chief executive officer may delegate the foregoing rights to another executive officer of the Corporation.

ARTICLE VI—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1 Generally

The Corporation shall indemnify its officers and directors to the fullest extent permitted under Nevada law.

(a) Directors - Officers. The Corporation shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under NRS Chapter 78 or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in NRS Chapter 78.

(c) Expense. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under Nevada law. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.1 (e) of this Bylaw, no advance shall be made by the Corporation to an officer of the Corporation in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under NRS Chapter 78 for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in NRS Chapter 78, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by NRS Chapter 78.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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(g) Insurance. To the fullest extent permitted by NRS Chapter 78, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation as referred to in this Bylaw.

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Section 6.2 Determination by Board of Directors

Any indemnification under the NRS (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in the NRS. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4) By the stockholders.

Section 6.3 Not Exclusive of Other Rights

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Articles of Incorporation or the Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 6.4 Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

The Corporation’s indemnity of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Corporation or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

Section 6.5 Violation of Law

Nothing contained in this Article, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

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ARTICLE VII—STOCK

Section 7.1 Certificated and Uncertificated Shares

(a) The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each share shall be numbered and entered into the books of the Corporation as they are issued. If any shares represented by the certificates are subject to any restrictions on the transfer or the registration of transfer of shares, then such restrictions shall be noted conspicuously on the front or back of such certificates.

(b) Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 7.2 Transfers of Stock

Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 7.3 Record Date and Record Holders

For purposes of determining the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action, and in such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Corporation after the record date, except as otherwise required by law.

If no record date is fixed (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

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Except as may otherwise be required by law, by the Articles of Incorporation, or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation of his, her, or its post office address and any changes thereto.

Section 7.4 Lost, Stolen or Destroyed Certificates

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 7.5 Regulations

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

ARTICLE VIII—NOTICES

Section 8.1 Notices

(a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent.

(b) Notice to directors. Any notice required to be given to any director may be given by the method stated in subsection (a), by telephone, facsimile, email or by sms text message, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of notice, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

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(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of NRS Chapter 78, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the Corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of NRS Chapter 78, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

Whenever notice is required to be given to any stockholder, director, officer, or agent, the time when such notice is dispatched shall be the time of the giving of the notice.

Section 8.2 Waivers

A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice required to be given to such stockholder, director, officer or agent. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

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ARTICLE IX—MISCELLANEOUS

Section 9.1 Facsimile Signatures

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors of a committee thereof.

Section 9.2 Corporate Seal

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 9.3 Reliance Upon Books, Reports and Records

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 9.4 Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 9.5 Time Periods

In applying any of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE X—AMENDMENTS

Section 10.1 Amendments

Except as otherwise provided herein, by law, or in the Articles of Incorporation, these Bylaws or any of them may be altered, amended, repealed, or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, recession, or adoption is given in the notice of such meeting of stockholders.

Section 10.2 Force and Effect

These Bylaws are subject to the provisions of the NRS and the Articles of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either the NRS or the Articles of Incorporation, the provisions of the NRS or the Articles of Incorporation, as the case may be, shall govern, prevail, and control the extent of such inconsistency.

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IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Bylaws this 30th day of January 2020.

SINGLEPOINT INC.

By:
Gregory P. Lambrecht
Its:	Chief Executive Officer

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